EXHIBIT 4.31
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                               EXFO PROTOCOL INC.


                         EXECUTIVE EMPLOYMENT AGREEMENT





                                   SAMI YAZDI

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                                TABLE OF CONTENTS


1.       Definitions.....................................................      1

2.       Employment and Term.............................................      4

3.       Nature of Employment............................................      4

4.       Remuneration....................................................      5
         4.1.     Basic Remuneration.....................................      5
         4.2.     Benefits...............................................      5
         4.3.     Bonus Remuneration.....................................      5

5.       Expenses........................................................      5

6.       Vacation........................................................      5

7.       Termination.....................................................      6
         7.1.     Notice.................................................      6
         7.2.     Effective Date.........................................      6
         7.3.     Stop Work Notice.......................................      7
         7.4.     No Other Entitlement...................................      7

8.       No Conflicting Obligations......................................      8

9.       Confidential Information........................................      8
         9.1.     Protection of Confidential Information.................      8
         9.2.     Covenants Respecting Confidential Information..........      8
                9.2.1.   Non-Disclosure..................................      8
                9.2.2.   Using, Copying, etc.............................      9
                9.2.3.   Return of Confidential Information..............      9
         9.3.     Obligations Continue...................................      9

10.      Competition and Solicitation....................................      9
         10.1.    Non-Competition........................................      9
         10.2.    No Solicitation of Clients and Suppliers...............     10
         10.3.    No Solicitation of Employees...........................     10
         10.4.    Independent Covenants..................................     10

11.      Intellectual Property...........................................     10
         11.1.    Ownership..............................................     10
         11.2.    Records................................................     11
         11.3.    Moral Rights...........................................     11
         11.4.    Further Assurances.....................................     11

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12.      Warranties, Covenants and Remedies..............................     11

13.      Co-operation by Executive.......................................     12

14.      Notices.........................................................     12

15.      Headings........................................................     12

16.      Invalidity of Provisions........................................     12

17.      Entire Agreement................................................     13

18.      Waiver, Amendment...............................................     13

19.      Governing Law and Attornment....................................     13

20.      Counterparts....................................................     13

21.      Acknowledgement.................................................     13


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EXFO PROTOCOL INC.

EXECUTIVE EMPLOYMENT AGREEMENT


RECITALS:

A. The corporation specified in Schedule A (the "Corporation") is a member of the corporate group of companies of EXFO Electro-Optical Engineering Inc. ("EXFO") (the "EXFO Group") and is in the business of researching, developing, manufacturing and supporting photonics technology.

B. The Corporation and the undersigned employee named in Schedule "A" (the "Executive") wish to enter into this Agreement to set forth the rights and obligations of each of them with respect to the Executive's employment with the Corporation, for their mutual benefit and to reflect the nature of the Executive's employment by the Corporation.

C. To the extent that the Executive has been engaged by the Corporation prior to the date of this Agreement, the Executive acknowledges entering into this Agreement (in part) in consideration of the specific and additional benefits provided by this Agreement that supplement and clarify rights existing under any preceding agreement.

NOW THEREFORE IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION (THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED), THE CORPORATION AND THE EXECUTIVE AGREE AS FOLLOWS:

1.                DEFINITIONS

                  In this Agreement,

         "AGREEMENT" means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time;

         "BASIC SALARY" has the meaning set out in section 4.1;

         "BENEFITS" has the meaning set out in section 4.2;

         "BUSINESS DAY" means any day, other than Saturday, Sunday or any statutory holiday in the Province of Quebec;

         "COMPETITIVE BUSINESS" means currently any business which develops, manufactures and sells high-performance test, measurement and automation instruments that are used in a variety of applications in the telecommunications and data communications networking industries and includes any other technologies and/or applications which are directly

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         competitive with the business of the Corporation as the business of the
         Corporation may change from time to time;

         "CONFIDENTIAL INFORMATION" means information, whether or not originated by the Executive, that relates to the business or affairs of any entity in the EXFO Group, its clients or suppliers and is confidential or proprietary to, about or created by any entity in the EXFO Group, its clients or suppliers.

(a) Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing or designated or marked as confidential):

                  (i) work product resulting from or related to work or projects performed or to be performed by any entity in the EXFO Group, including but not limited to, the interim and final lines of inquiry, hypotheses, research and conclusions related thereto and the methods, processes, procedures, analysis, techniques and audits used in connection therewith;

                  (ii) computer software of any type or form and in any stage of actual or anticipated development, including but not limited to, programs and program modules, routines and subroutines, procedures, design concepts, design specifications (design notes, annotations, documentation, flowcharts, coding sheets, and the like), source code, object code and load modules, programming, program patches and system designs;

                  (iii) information relating to developments (as hereinafter defined) prior to any public disclosure thereof, including but not limited to, the nature of the developments, production data, technical and engineering data, test data and test results, the status and details of research and development of products and services, and information regarding acquiring, protecting, enforcing and licensing proprietary rights (including patents, copyrights and trade secrets);

                  (iv) internal EXFO Group personnel and financial information, vendor names and other vendor information, purchasing and internal cost information, internal services and operational manuals, and the manner and method of conducting business by entities in the EXFO Group;

                  (v) marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, and future plans and potential strategies of the EXFO Group or any entity in the EXFO Group which have been or are being discussed;

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                  (vi)     contracts and their contents, client services, data
                           provided by clients and the type, quantity and specifications of products and services purchased, leased, licensed or received by clients of the entities in the EXFO Group; and

                  (vii) all information which becomes known to the Executive as a result of employment, which the Executive acting reasonably, believes is confidential information or which any entity in the EXFO Group takes measures to protect.

(b)               Confidential Information does not include:

                  (i) the general skills and experience gained during the Executive's employment or engagement which the Executive could reasonably have been expected to acquire in similar employment or engagements with other companies;

                  (ii) information publicly known without breach of this Agreement or similar agreements; or

                  (iii) information, the disclosure of which is required to be made by any law, regulation, governmental authority or court (to the extent of the requirement), provided that before disclosure is made, notice of the requirement is provided to the affected entity in the EXFO Group, and to the extent possible in the circumstances, such entity is afforded an opportunity to dispute the requirement.

         "DEVELOPMENTS" means all discoveries, inventions, designs, works of authorship, improvements and ideas (whether or not patentable or copyrightable) and legally recognized proprietary rights (including, but not limited to, patents, copyrights, trademarks, topographies, know-how and trade secrets), and all records and copies of records relating to the foregoing, that:

                  (a) result or derive from the Executive's employment or from the Executive's knowledge or use of Confidential Information;

                  (b) are conceived or made by the Executive (individually or in collaboration with others) during the term of the Executive's employment by the Corporation or by another entity in the EXFO Group;

                  (c) result from or derive from the use or application of the resources of the Corporation or of another entity in the EXFO Group; or

                  (d) relate to the business operations of or actual or demonstrably anticipated research and development by the EXFO Group or an entity in the EXFO Group;

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         "DISABILITY" means the mental or physical state of the Executive such that the Executive has been unable as a result of illness, disease, mental or physical disability or similar cause, as determined by a legally qualified practitioner selected by the Corporation, to fulfil the Executive's obligations under this Agreement either for any consecutive 120-day period or for any period of 180 days (whether or not consecutive) in any consecutive 730-day period;

         "EMPLOYMENT PERIOD" has the meaning attributed to such term in section
         2;

         "JUST CAUSE" means: (i) theft, fraud, dishonesty, or misconduct by the Executive involving the property, business or affairs of the Corporation or the carrying out of the Executive's duties; (ii) any material breach or non-observance by the Executive of any term of this Agreement that is capable of correction, after notice by the Corporation of the failure to do so and an opportunity for the Executive to correct the same within a reasonable time from the date of receipt of such notice, or (iii) any breach or threatened breach of any of sections 8, 9, 10, 11 or 12;

         "PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

         "STOP WORK NOTICE" has the meaning set out in section 7.3;

         "TERMINATION DATE" has the meaning set out in section 7.2; and

         "YEAR OF EMPLOYMENT" means any 12 month period commencing on the date of commencement of the Executive's employment as set out in Schedule "A" or on any anniversary of that date.

2.                EMPLOYMENT AND TERM

                  The Corporation will employ the Executive, and the Executive will serve the Corporation, in the office set out in Schedule "A" with effect from the date set out in Schedule "A", until the effective date that the Executive's employment is terminated in accordance with section 7 (the "Employment Period").

3.                NATURE OF EMPLOYMENT

         3.1. The Executive will perform the duties at the office in Montreal, Quebec as set out in Schedule "A".

         3.2. During the Employment Period, the Executive will faithfully, honestly and diligently serve the Corporation and the EXFO Group. The Executive will (except in the case of illness or accident) devote all of the Executive's business time and attention to the Executive's employment and will use the Executive's best efforts to promote the interests of the Corporation

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and of the EXFO Group. Unless otherwise specified in Schedule "A", the Executive appreciates that the Executive's duties may involve significant travel from the Executive's place of employment (both within and outside of Canada), and the Executive agrees to travel as reasonably required in order to fulfil the Executive's duties.

         3.3. The Executive will comply with all rules, regulations and instructions of the Corporation now in force, or that may be adopted from time to time, and communicated by the Corporation to its executives generally.

4.                REMUNERATION

         4.1. BASIC REMUNERATION. The Corporation will pay the Executive a gross annual salary (the "Basic Salary") as set out in Schedule "A". The Basic Salary will be payable in periodic equal instalments in accordance with the practices of the Corporation applicable to its other senior executives. The Corporation will review the Executive's Basic Salary at least annually, with a view to considering increases, as appropriate.

         4.2. BENEFITS. The Executive will be entitled to participate in all benefit plans, funds or arrangements available from time to time to senior executive officers of the Corporation (the "Benefits") (currently the benefits set out in Schedule "A"). In addition, the Corporation will continue to pay to the Executive amounts in respect of Basic Salary during the qualification period before the long-term disability plan becomes effective (provided that this requirement may be superseded by new provisions in the standard benefits package which are at least as favourable to the Executive).

         4.3. BONUS REMUNERATION. The Executive will be entitled to receive bonus remuneration, if any, in respect of each Year of Employment during the Employment Period, as the board of directors of the Corporation, in its sole discretion, may authorize in accordance with the terms of any management incentive compensation plan of the Corporation in effect from time to time. The terms of any management incentive compensation of the Corporation will be detailed to the Executive at the beginning of each fiscal year, in the absence of which the plan in effect in the prior fiscal year will remain in place.

5.                EXPENSES

                  The Corporation will, upon presentation of expense statements or receipts and any other supporting documentation as the Corporation may reasonably require, pay or reimburse the Executive in accordance with the Corporation's expense policies for all travel and out-of-pocket expenses reasonably incurred or paid by the Executive in the performance of the Executive's duties and responsibilities.

6.                VACATION

                  The Executive will be entitled during each Year of Employment during the Employment Period to vacation time with pay as set out below:

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                  2 years of directly related experience - 2 weeks of vacation per year

                  2 to 10 years of directly related experience - 3 weeks of vacation per year

                  + 10 years of directly related experience - 4 weeks of vacation per year

                  Vacation will be taken by the Executive at times reasonably acceptable to the Corporation having regard to its operations. Except as provided under applicable employment legislation and except with respect to vacation accrued prior to the date hereof, which may be carried over until not lather than December 31, 2002, the Executive shall not be entitled to carry over any unused portion of vacation to the following Year of Employment and will lose the entitlement to such unused portion.

7.                TERMINATION

         7.1. NOTICE. The Executive's employment may be terminated at any time:

                  7.1.1. by the Corporation without prior notice and without further obligations under this Agreement to the Executive for reasons of Just Cause or because of the occurrence of Disability;

                  7.1.2. by the Executive on giving prior written notice as set out in Schedule "A"; or

                  7.1.3. in any other case by the Corporation on giving prior written notice as set out in Schedule "A", provided that if, in the case of termination by the Corporation under this section 7.1.3, the Executive is entitled under applicable employment legislation to a longer period of notice than that set out in Schedule "A", the notice to be given by the Corporation under this section 7.1.3 will be that minimum period of notice that is required under such employment legislation and no more.

The Executive's employment will be automatically terminated, without further obligation on the part of the Corporation or the EXFO Group, upon the Executive's death.

         7.2. EFFECTIVE DATE. The effective date on which the Executive's employment will be deemed to have been terminated under this section 7 (the "Termination Date") will be:

                  7.2.1. in the case of termination under section 7.1.1, the day on which the Executive is deemed, under section 14, to have received notice from the Corporation of termination;

                  7.2.2. in the case of termination under section 7.1.2 or 7.1.3, the last day of the minimum period referred to in the relevant section; and

                  7.2.3. in the case of the death of the Executive, on the date of the Executive's death.

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         7.3.     STOP WORK NOTICE. Notwithstanding the foregoing, where the
Corporation is giving or has given written notice to the Executive, pursuant to section 7.1.3 above, the Corporation will have the right, at any time prior to the end of the Employment Period, by giving notice to the Executive (a "Stop Work Notice") to require that the Executive cease to perform the Executive's duties and responsibilities and cease attending the Corporation's premises immediately upon the giving of the Stop Work Notice. The Executive will, as requested in these circumstances, resign all offices held in with entities in the EXFO Group.

         If a Stop Work Notice is given, the Corporation will continue to pay the Executive to the end of the Employment Period. For that purpose, in calculating the Executive's entitlement to Basic Salary the Executive will be considered to have been actively employed by the Corporation to the end of the Employment Period, and the Basic Salary will be the actual Basic Salary on the date on which notice was given under section 7.1.3. The Executive will be entitled to Benefits only if permitted by the terms of any fund, plan or arrangement. To the extent that continued participation in Benefits is not permitted, the Corporation will pay to the Executive the amount of contributions the Corporation would otherwise have been required to make with respect to any relevant fund, plan or arrangement to the end of the Employment Period.

                  Subject to this paragraph, the Executive will not be required to mitigate the Executive's loss in these circumstances, or to account to the Corporation for any amount earned that might otherwise be considered to mitigate the liability of the Corporation to make the payments described above. If the Executive accepts alternative employment during the notice period, all obligations of the Corporation in respect of the continuation of benefits or payments of premiums in lieu will cease with effect as to the date of commencement of the alternative employment. The Executive will advise the Corporation forthwith of the acceptance of any employment relevant to this paragraph.

         7.4. NO OTHER ENTITLEMENT. Except as provided above in this section 7, where the Executive's employment has been terminated by the Executive or terminated or deemed to have been terminated by the Corporation for any reason, the Executive will not be entitled, except to the extent required under any mandatory employment standard under applicable employment legislation, to receive any bonus, any payment as termination pay, severance pay, pay in lieu of notice, or as damages. Except as to any entitlement as provided above, the Executive hereby waives any claims the Executive may have against the Corporation for or in respect of termination pay, severance pay, or on account of loss of office or employment or notice in lieu thereof or damages in lieu thereof (other than rights to accrued and unpaid Basic Salary and to reimbursement for expenses pursuant to section 5). Payments to the Executive upon termination in accordance with this Agreement by the Corporation will be deemed to include and to satisfy entitlement to termination pay, vacation pay and severance pay pursuant to applicable employment legislation to the extent of those payments. Receipt by the Executive of payments in accordance with this Agreement will be deemed to constitute a full and final release and discharge by the Executive of the Corporation, the entities in the EXFO Group and all of their directors, officers and agents (for each of whom and for this purpose the Corporation contracts as a trustee) from all claims in respect of the Executive's hiring by, employment with and termination of employment with the Corporation.

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8.                NO CONFLICTING OBLIGATIONS

         8.1. The Executive warrants to the Corporation that:

                  8.1.1. the performance of the Executive's duties as an employee of the Corporation will not breach any agreement or other obligation to keep confidential the proprietary information of any third party; and

                  8.1.2. the Executive is not bound by any agreement with or obligation to any third party that conflicts with the Executive's obligations as an employee of the Corporation or that may affect any interest of an entity in the EXFO Group in Developments.

         8.2. The Executive will not, in the performance of the Executive's duties as an employee of the Corporation:

                  8.2.1. improperly bring to the Corporation or use any trade secrets, confidential information or other proprietary information of any third party; or

                  8.2.2. knowingly infringe the intellectual property rights of any third party.

9.                CONFIDENTIAL INFORMATION

         9.1. PROTECTION OF CONFIDENTIAL INFORMATION. All Confidential Information, whether it is developed by the Executive during the Employment Period or by others employed or engaged by or associated with any entity in the EXFO Group, is the exclusive and confidential property of such entity in the EXFO Group or its clients, as the case may be, and will at all times be regarded and protected as such, as provided in this Agreement.

         9.2. COVENANTS RESPECTING CONFIDENTIAL INFORMATION. As a consequence of the acquisition of Confidential Information, the Executive will occupy a position of trust and confidence with respect to the affairs and business of each entity in the EXFO Group and their clients. In view of the foregoing, it is reasonable and necessary for the Executive to make the following covenants regarding the Executive's conduct during and subsequent to the Executive's employment by the Corporation:

                  9.2.1. NON-DISCLOSURE. At all times during and subsequent to the Executive's employment with the Corporation, the Executive will not disclose Confidential Information to any person or entity (other than as necessary in carrying out the Executive's duties on behalf of the Corporation) without first obtaining the consent of the affected entity in the EXFO Group, and the Executive will take all reasonable precautions to prevent inadvertent disclosure of any Confidential Information. This prohibition includes, but is not limited to, disclosing or confirming the fact that any similarity exists between the Confidential Information and any other information.

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                  9.2.2.   USING, COPYING, ETC. At all times during and
                           subsequent to the Executive's employment with the Corporation, the Executive will not use, copy, transfer or destroy any Confidential Information (other than as necessary in carrying out the Executive's duties on behalf of the Corporation) without first obtaining the consent of the affected entity in the EXFO Group, and the Executive will take all reasonable precautions to prevent inadvertent use, copying, transfer or destruction of any Confidential Information. This prohibition includes, but is not limited to, licensing or otherwise exploiting, directly or indirectly, any products or services which embody or are derived from Confidential Information or exercising judgment or performing analysis based upon knowledge of Confidential Information.

                  9.2.3. RETURN OF CONFIDENTIAL INFORMATION. Within five days after the termination of the Executive's employment by the Corporation on any basis, or of receipt by the Executive of a written request, the Executive will promptly deliver to the applicable entity in the EXFO Group all property of or belonging to or administered by such entity, including without limitation, all Confidential Information that is embodied in any physical or ephemeral form, whether in hard copy or on magnetic media, and that is within the Executive's possession or under the Executive's control.

         9.3.     OBLIGATIONS CONTINUE. The Executive's obligations under this section 9 are to remain in effect perpetually and will exist and continue in full force and effect notwithstanding any breach or repudiation or any alleged breach or repudiation of this Agreement by the Corporation.

10.               COMPETITION AND SOLICITATION

         10.1. NON-COMPETITION. The Executive acknowledges that employment by the Corporation will give the Executive access to Confidential Information, and that the Executive's knowledge of Confidential Information will enable the Executive to put the Corporation at a significant competitive disadvantage if the Executive is employed or engaged by or becomes involved in a Competitive Business. Accordingly, during the Employment Period and for the relevant period of time after the Termination Date as set out in Schedule "A", the Executive will not, directly or indirectly, individually or in partnership or in conjunction with any Person:

                  10.1.1. be engaged, directly or indirectly, in any manner whatsoever, including, without limitation, either individually or in partnership, jointly or in conjunction with any other Person, or as an employee, consultant, adviser, principal, agent, member or proprietor in any Competitive Business; or

                  10.1.2. advise, invest in, lend money to, guarantee the debts or obligations of, or otherwise have any other financial or other interest (including an interest

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                           by way of royalty or other compensation arrangements)
                           in or in respect of any Person which carries on a Competitive Business.

The restriction in section 10.1.2 above will not prohibit the Executive from holding not more than five percent of the issued shares of a public company listed on any recognized stock exchange or traded on any BONA FIDE "over the counter" market anywhere in the world.

                  For greater certainty, the Executive's obligations under this section 10.1 are in addition to the obligations respecting disclosure and use of Confidential Information in section 9.

         10.2. NO SOLICITATION OF CLIENTS AND SUPPLIERS. The Executive acknowledges the importance to the business carried on by the EXFO Group of the client and supplier relationships developed by it and the unique opportunity that the Executive's employment and the Executive's access to the Confidential Information offers to interfere with these relationships. Accordingly, during the Employment Period and for the relevant period of time after the Termination Date as set out in Schedule "A", the Executive will not, directly or indirectly, contact or solicit any person who the Executive knows to be a prospective, current or former client or supplier of any entity in the EXFO Group for the purpose of (i) selling to the client any products or services that are the same as or substantially similar to, or in any way competitive with, the products or services sold by entities in the EXFO Group; or (ii) buying from such supplier any products or services that are used or intended for use in any products or services that are the same as or substantially similar to, or in any way competitive with, the products or services sold by entities in the EXFO Group, and in each case during the Executive's employment or at the end thereof, as the case may be.

         10.3. NO SOLICITATION OF EMPLOYEES. The Executive acknowledges the importance to the business carried on by the entities in the EXFO Group of the human resources engaged and developed by it and the unique access the Executive's employment offers to interfere with these resources. Accordingly, during the Employment Period and for the relevant period of time after the Termination Date as set out in Schedule "A", the Executive will not induce or solicit, attempt to induce or solicit or assist any third party in inducing or soliciting any employee or consultant of any entity in the EXFO Group, to leave such entity or to accept employment or engagement elsewhere.

         10.4. INDEPENDENT COVENANTS. Each of sections 10.1, 10.2 and 10.3 will be construed as constituting obligations independent of any other obligations of the Executive pursuant to this Agreement. The existence of any claim or cause of action the Executive may have or assert against the Corporation, whether based on this Agreement or otherwise, will not constitute a defence to the enforcement by the Corporation of any of the covenants and agreements in such foregoing sections.

11.               INTELLECTUAL PROPERTY

         11.1. OWNERSHIP. All Developments will be the exclusive property of the Corporation or of the relevant entity in the EXFO Group and the Corporation, or such relevant entity, will have sole discretion to deal with Developments. For greater certainty, all work done during the

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Employment Period by the Executive for the Corporation or another entity in the
EXFO Group is a work for hire of which the Corporation, or the other relevant entity in the EXFO Group, as the case may be, is the first author for copyright purposes and in respect of which all copyright will vest in the Corporation or the relevant entity in the EXFO Group, as the case may be.

         11.2. RECORDS. The Executive will keep complete, accurate and authentic notes, reference materials, data and records of all Developments in the manner and form requested by the Corporation.

All these materials will be Confidential Information upon their creation.

         11.3. MORAL RIGHTS. The Executive hereby irrevocably waives all moral rights arising under the COPYRIGHT ACT (Canada) as amended (or any successor legislation of similar effect) or similar legislation in any applicable jurisdiction, or at common law, that the Executive may have now or in the future with respect to the Developments, including, without limitation, any rights the Executive may have to have the Executive's name associated with the Developments or to have the Executive's name not associated with the Developments, any rights the Executive may have to prevent the alteration, translation or destruction of the Developments, and any rights the Executive may have to control the use of the Developments in association with any product, service, cause or institution. The Executive agrees that this waiver may be invoked by the Corporation, and by any of its authorized agents or assignees, in respect of any or all of the Developments.

         11.4. FURTHER ASSURANCES. The Executive will do all further things that may be reasonably necessary or desirable in order to give full effect to the foregoing. If the Executive's co-operation is required in order for any entity in the EXFO Group to obtain or enforce legal protection of the Developments following the termination of the Executive's employment, the Executive will provide that co-operation so long as the Corporation pays to the Executive reasonable compensation for the Executive's time at a rate to be agreed, provided that the rate will not be less than the last Base Salary or compensation rate paid to the Executive by the Corporation during the Executive's employment.

12.               WARRANTIES, COVENANTS AND REMEDIES

         12.1. The obligations of the Executive as set forth in sections 8, 9, 10 and 11 of this Agreement will be deemed to have commenced as of the date on which the Executive was first employed by an entity in the EXFO Group. The Executive warrants that the Executive has not, to date, breached any of the obligations set forth in any of those sections. Any breach or threatened breach of those sections by the Executive will constitute Just Cause for immediate termination of the Executive's employment or engagement by the Corporation.

         12.2. The Executive understands that the entities in the EXFO Group have expended significant financial resources in developing their products and the Confidential Information. Accordingly, a breach or threatened breach by the Executive of any of sections 8, 9, 10, 11 or 12.1, could result in unfair competition with entities in the EXFO Group and could result in the Corporation, the other entities in the EXFO Group and their respective shareholders suffering irreparable harm that is not capable of being calculated and that cannot be fully or adequately compensated by the recovery of damages alone. Accordingly, the Executive agrees that the Corporation and/or the relevant entity in the EXFO Group will be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Corporation or such entity may become entitled.

         12.3. The Executive's obligations under each of sections 8, 9, 10, 11, 12.1 and 12.2 are to remain in effect in accordance with each of their terms and will exist and continue in full force and effect despite any breach or repudiation, or alleged breach or repudiation, of this Agreement or the Executive's employment (including, without limitation, the Executive's wrongful dismissal) by the Corporation.

13.               CO-OPERATION BY EXECUTIVE

                  The Executive will co-operate in all respects with the Corporation if a question arises as to whether the Executive has a Disability. Without limitation, the Executive will authorize the Executive's medical doctor or other health care specialist to discuss the condition of the Executive with the Corporation and will as reasonably requested by the Corporation submit to examination by a medical doctor or other health care specialist selected by the Corporation.

14.               NOTICES

                  Any notice or other communication required or permitted to be given hereunder must be in writing, and must be given by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided, except that any notice of termination by the Corporation under section 7 above must be hand-delivered or given by registered mail. Any notice of other communication, if mailed by registered mail, will be deemed to have been received on the day that mail is delivered by the post office, or if sent by facsimile, will be deemed to have been received on the Business Day following the sending, or if delivered by hand to the Executive will be deemed to have been received at the time it is delivered to the Executive or, if delivered to the Executive or the Corporation at the applicable address set out in Schedule "A", when it is delivered to the Executive or the Corporation at the applicable address set out in Schedule "A", when it is delivered either to the individual set out in Schedule "A" or to an individual at that address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address will also be governed by this section. Notices and other communications must be addressed as set out in Schedule "A".

15.               HEADINGS

                  The inclusion of headings in this Agreement is for convenience of reference only and is not to affect construction or interpretation.

16.               INVALIDITY OF PROVISIONS

                  Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any provision by a court of competent jurisdiction will not affect the validity or enforceability of any other provision.

17.               ENTIRE AGREEMENT

                  This Agreement and the attached Schedule "A" constitute the entire agreement between the parties pertaining to the subject matter of this Agreement. This Agreement supersedes and replaces all prior agreements, if any, written or oral, with respect to the Executive's employment by the Corporation and any rights which the Executive may have by reason of any prior agreement or by reason of the Executive's prior employment, if any, by another entity in the EXFO Group. There are no warranties, representations or agreements between the parties in connection with the subject matter of this Agreement except as specifically set forth or referred to in this Agreement. No reliance is placed on any representation, opinion, advice or assertion of fact made by the Corporation, any other entity in the EXFO Group or their respective directors, officers and agents (for each of whom and for this purpose the Corporation contracts as trustee) to the Executive, except to the extent that the same has been reduced in writing and included as a term of this Agreement. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any representation, opinion, advice or assertion of fact, except to the extent aforesaid.

18.               WAIVER, AMENDMENT

                  Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound. No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

19.               GOVERNING LAW AND ATTORNMENT

                  This Agreement will be governed exclusively by and construed in accordance with the laws of Quebec and the laws of Canada applicable therein. The parties attorn to the non-exclusive jurisdiction of the Courts of Quebec.

20.               COUNTERPARTS

                  This Agreement may be signed in counterparts. Each counterpart will constitute an original document and all counterparts, taken together, will constitute one and the same instrument. Executed counterparts may be delivered by telecopier or other electronic delivery.

21.               ACKNOWLEDGEMENT

                  The Executive acknowledges that:

                  (i)      the Executive has received a copy of this Agreement;

                  (ii) the Executive has had sufficient time to review and consider this Agreement thoroughly;

                  (iii) the Executive has read and understands the terms of this Agreement and the Executive's obligations under this Agreement;

                  (iv) the restrictions placed upon the Executive by this Agreement are reasonably necessary to protect the proprietary interests in the Confidential Information and the Developments of the entities in the EXFO Group, and will not preclude the Executive from being gainfully employed in a suitable capacity following termination of the Executive's employment by the Corporation, given the Executive's general knowledge and experience;

                  (v) the Executive has been given an opportunity to obtain independent legal advice, or other advice as the Executive may desire, concerning the interpretation and effect of this Agreement, and by signing this Agreement the Executive has either obtained advice or voluntarily waived the Executive's opportunity to receive same; and

                  (vi) the Agreement is entered into voluntarily by the Executive.


IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AGREEMENT.

                                   EXFO PROTOCOL INC.



Date:  November 2, 2001            By : /s/ Sami Yadzi
                                        ---------------------------------------



I agree to my employment on these terms

/s/ Sami Yadzi
---------------------------------------
         Signature of Executive

Sami Yazdi
---------------------------------------
         Name of Executive (Please Print)

                                  SCHEDULE "A"

                         EXECUTIVE EMPLOYMENT AGREEMENT

                  This schedule is attached to and forms an essential part of the executive employment agreement between EXFO Protocol Inc. (the "Corporation") and Sami Yazdi (the "Executive").

1. In accordance with section 2 of the Agreement, the Executive's employment under the Agreement will commence on November 2, 2001.

2. In accordance with section 2 of the Agreement, the office to be held by the Executive in the Corporation will be President. The Corporation may, at any time, assign the Executive to perform other functions that are consistent with the Executive's skill and experience.

3. In accordance with section 3.1 of the Agreement, the undersigned has agreed to perform the duties of the office of President, which include, without limitation, responsibility for the overall management and direction of the Corporation, giving strategic leadership to the Senior Management Team and focusing on the medium to long-term business strategy of the Corporation.

4. In accordance with section 4.1 of the Agreement, the Executive will be entitled to an annual salary of $175,000 (before deduction for income taxes and other required deductions, but excluding the Benefits paid by the Corporation as provided in section 4.2 of the Agreement). The first annual revision shall occur in September 2002.

5. In accordance with section 4.2 of the Agreement, the Executive is currently entitled to receive the following benefits: 80% of insurance premium to be paid by the Corporation.

6. In accordance with section 6 of the Agreement, the Executive will be entitled to 4 weeks of paid vacation annually.

7. The Executive shall be eligible, in accordance with EXFO's policies, to be considered to participate in the EXFO Stock Option Plan to receive stock options and purchase shares pursuant to the Stock option Plan as the same is in effect at any relevant time.

8. In accordance with section 7.1.2 of the Agreement, the Executive may terminate the Executive's employment on giving to the Corporation at least 6 month's prior written notice. However, the Executive will attempt to provide as much (additional) prior notice as is possible and will, in all cases, assist fully as reasonably requested by the Corporation in effecting an orderly transition to the Executive's successor.

9. In accordance with section 7.1.3 of the Agreement, the Corporation may terminate the Executive's employment on giving to the Executive at least 6 months' prior written notice.

10. In accordance with section 10.1, the "Non-Competition" provisions will be valid until 24 months following the Termination Date.

11. In accordance with section 10.2, the "No Solicitation of Clients and Suppliers" provisions will be valid until 2 years following the Termination Date.

12. In accordance with section 10.3, the "No Solicitation of Employees" provisions will be valid until 2 years following the Termination Date.

13. In accordance with section 14 of the Agreement, any notice or communication to be given or made must be addressed as follows:

         if to the Executive:

         _____________________________

         _____________________________

         _____________________________

         if to the Corporation:

         2650 Marie-Curie
         St. Laurent, Quebec
         H4S 2C3

         Attention:  President
         Facsimile:  514-856-2232


         with a copy to:

         EXFO Electro-Optical Engineering Inc.
         465 Godin Avenue
         Vanier, Quebec
         G1M 3G7

         Attention:        Vice President Finance and Chief Financial Officer
         Facsimile:        (418) 683-9839